NEWS RELEASE

MMC REPORTS SECOND QUARTER RESULTS

NEW YORK, NEW YORK, August 2, 2005-Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the second quarter and six months ended June 30, 2005. Consolidated revenues for the quarter increased 2 percent to $3.1 billion. Net income was $166 million, or $.31 per share, compared with $389 million, or $.73 per share, in last year's second quarter. For the six months of 2005, consolidated revenues rose 1 percent to $6.3 billion. Net income was $300 million, or $.56 per share, compared with $835 million, or $1.56 per share, last year. Current year results include charges for restructuring, employee retention, and incremental regulatory and compliance expenses. Excluding noteworthy items, earnings per share would have been $.43 and $.95, respectively, for the second quarter and six months of 2005, compared with $.73 and $1.69, respectively, for the same periods of 2004.

Michael G. Cherkasky, president and chief executive officer of MMC, said: "Although much of our focus has been on the restructuring and turnaround at Marsh, we have made significant strides across all of MMC's businesses to position the company for long-term profitable growth. A number of our businesses had very strong results this quarter, such as Kroll, Mercer Management Consulting, and Mercer Oliver Wyman. Within Mercer Human Resource Consulting, there is increased demand for bundled solutions in retirement and benefits outsourcing, and the early response by U.S. clients to the launch of Mercer Global Investments products has been excellent. At Putnam, investment performance continues to improve, mutual fund redemptions are stable, and sales initiatives in both retail and institutional channels are showing promise. At Marsh, we are proud of the tremendous job our colleagues are doing in a very complex operating environment. We are working on all fronts to bring our costs in line with revenues and implement business reforms that we believe are setting the new standard in the industry for transparency and compliance as we continue to deliver world-class risk management advice and services to clients."

Risk and Insurance Services

Risk and insurance services revenues declined 11 percent in the second quarter to $1.5 billion. Underlying revenues, which exclude acquisitions, dispositions, and foreign exchange, declined 13 percent. During the quarter, the insurance marketplace saw continued reductions in commercial premium rates. These conditions are expected to continue through the end of this year.

Marsh's risk management and insurance broking revenues of $1 billion in the second quarter were 18 percent lower compared with last year. Excluding the effect of market services revenues, underlying revenues declined 8 percent, an improvement of 3 percentage points from the first quarter of 2005.

Guy Carpenter's revenues declined 9 percent in the second quarter to $192 million, or 11 percent on an underlying basis. The effects of higher risk retention by clients and lower premium rates in the reinsurance marketplace were offset partially by new business. These conditions are likely to continue through the remainder of the year.

Related insurance services revenues rose 23 percent in the second quarter to $303 million, an increase of 17 percent on an underlying basis. Performance was excellent in all businesses for both the quarter and the first half of the year, with particularly strong growth reported by claims management, which increased revenues 30 percent in the quarter.

Risk Consulting and Technology

Kroll reported revenues of $267 million in the second quarter, with double-digit revenue growth over prior-year pre-acquisition levels. The technology services group achieved strong performance in legal technologies, background screening, and mortgage-related service offerings. The corporate advisory and restructuring practice, which is part of Kroll's consulting services group, also recorded double-digit revenue growth.

Consulting

Consulting revenues increased 6 percent in the second quarter to $963 million, or 3 percent on an underlying basis.

Mercer is now managing the combined operations of Marsh's U.S. employee benefits business and Mercer's health and benefits business. Segment financial information for the first quarter of this year and each quarter of 2004 has been adjusted to reflect the combined results, as shown in the attached supplemental schedule on page 14.

Mercer Human Resource Consulting's revenues increased slightly in the quarter to $687 million. Revenue trends for Mercer's retirement, HR services, and human capital businesses improved in the second quarter of 2005 compared with the first quarter.

Mercer's specialty consulting businesses reported continued strong performance. Revenues increased 22 percent to $229 million, or 19 percent on an underlying basis, reflecting particularly strong growth at Mercer Management Consulting, Mercer Oliver Wyman, and NERA Economic Consulting.

Investment Management

Putnam's revenues in the second quarter declined 13 percent to $377 million. Average assets under management during the second quarter were $196 billion, compared with $216 billion in the second quarter of 2004. Mutual fund net redemptions in the second quarter tracked this year's first quarter. Institutional net redemptions were significantly lower in the second quarter-the best results in two years. Total assets under management on June 30, 2005 were $195 billion, comprising $132 billion of mutual fund assets and $63 billion of institutional assets.

Other Items

The restructuring announced at the end of 2004 has been completed, with annualized cost savings totaling $400 million. About two-thirds of the savings relate to risk and insurance services. As previously disclosed, the anticipated cost to implement the 2005 restructuring is $370 million. This restructuring, which affects primarily risk and insurance services, should be completed by early next year and is expected to yield $375 million in annual savings, of which $30 million was realized in the second quarter.

MMC shareholders approved in May the offering to permit employees to exchange certain deeply underwater stock options for new options covering fewer shares. Effective July 1, employees exchanged 42 million stock options, or over 90 percent of eligible grants, for 16 million new stock options in a value-for-value exchange, thereby retiring almost 26 million stock options.

MMC's consolidated effective tax rate of 30.7 percent in the second quarter reflects the favorable resolution of audit issues and the impact of charges for restructuring, employee retention, and incremental regulatory and compliance expenses deducted at higher rates than the ongoing effective rate of 35 percent.

Conference Call

A conference call to discuss second quarter 2005 results will be held today at 10:00 a.m. Eastern Daylight Time. To participate in the live teleconference, please dial (800) 818-5264 or (913) 981-4910 (international). The access code for both numbers is 4774218. The live audio webcast (which will be listen-only) may be accessed at www.mmc.com. A replay of the webcast will be available beginning approximately two hours after the event. A continuous telephone replay will be available beginning at 1:00 p.m. Eastern Daylight Time, August 2 and continuing until midnight Eastern Daylight Time, August 8. To listen to the replay, please dial (888) 203-1112 or (719) 457-0820 (international). The access code for both numbers is 4774218.

MMC is a global professional services firm with annual revenues exceeding $12 billion. It is the parent company of Marsh, the world's leading risk and insurance services firm; Guy Carpenter, the world's leading risk and reinsurance specialist; Kroll, the world's leading risk consulting company; Putnam Investments, one of the largest investment management companies in the United States; and Mercer, a major global provider of consulting services. Approximately 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning the matters raised in the complaint filed by the New York Attorney General's Office stating a claim for, among other things, fraud and violations of New York State antitrust and securities laws, the complaint filed by the Connecticut Attorney General and numerous other investigations being conducted by other state attorneys general and state superintendents or commissioners of insurance, elimination of market services agreements ("MSA"), the new business model of Marsh Inc., the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, revenues, expenses, earnings and cash flow, capital structure, existing credit facilities, and access to public capital markets including commercial paper markets, pension funding, market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, claims, lawsuits and other contingencies, and matters relating to MMC's operations and income taxes.

Such forward-looking statements are based on management's expectations concerning current and future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by forward-looking statements that we make include:

• the impact of litigation and regulatory proceedings brought by the New York Attorney General's Office, the Connecticut Attorney General's office and other federal and state regulators and law enforcement   authorities concerning insurance and reinsurance brokerage operations;
• the impact of class actions, derivative actions and individual suits brought by policyholders and shareholders (including MMC employees) asserting various claims, including claims under U.S. securities laws,   ERISA, RICO, unfair business practices and other common law or statutory claims;
• loss of producers or key managers;
• inability to negotiate satisfactory compensation arrangements with insurance carriers or clients;
• inability to reduce expenses to the extent necessary to achieve desired levels of profitability;
• inability to collect previously accrued MSA revenue;
• changes in competitive conditions;
• changes in the availability of and the market conditions and the premiums insurance carriers charge for insurance products;
• mergers between client organizations;
• insurance or reinsurance company insolvencies;
• the impact of litigation and other regulatory matters stemming from market-timing issues at Putnam;

• changes in worldwide and national equity and fixed income markets;
• actual and relative investment performance of the Putnam mutual funds;
• the level of sales and redemptions of Putnam mutual fund shares;
• Putnam's ability to maintain investment management and administrative fees at current levels;
• the ability of MMC to successfully access the public capital markets to meet long term financing needs;
• the continued strength of MMC's relationships with its employees and clients;
• the ability to successfully integrate acquired businesses and realize expected synergies;
• changes in general worldwide and national economic conditions;
• the impact of terrorist attacks;
• changes in the value of investments made in individual companies and investment funds;
• fluctuations in foreign currencies;
• actions of regulators and law enforcement authorities;
• changes in interest rates or the inability to access financial markets;
• adverse developments relating to claims, lawsuits and contingencies;
• prospective and retrospective changes in the tax or accounting treatment of MMC's operations; and
• the impact of other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

Marsh & McLennan Companies, Inc. Consolidated Statements of Income (In millions, except per share figures) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Service Revenue	$ 3,045	$ 2,956	$ 6,170	$ 6,119
Investment Income (Loss)	51	72	108	105

Total Revenue	3,096	3,028	6,278	6,224

Expense:
Compensation and Benefits	1,837	1,596	3,769	3,231
Other Operating Expenses	953	800	1,931	1,593
Regulatory and Other Settlements	--	--	--	(5)

Total Expense	2,790	2,396	5,700	4,819

Operating Income	306	632	578	1,405
Interest Income	11	4	20	9
Interest Expense	(73)	(48)	(142)	(98)

Income Before Income Taxes and Minority Interest Expense	244	588	456	1,316
Income Taxes	75	194	149	475

Minority Interest Expense, Net of Tax	3	5	7	6

Net Income	$ 166	$ 389	$ 300	$ 835

Basic Net Income Per Share	$ 0.31	$ 0.75	$ 0.56	$ 1.60

Diluted Net Income Per Share	$ 0.31	$ 0.73	$ 0.56	$ 1.56

Average Number of
Shares Outstanding - Basic	535	522	533	523

Average Number of
Shares Outstanding - Diluted	538	534	537	537

Marsh & McLennan Companies, Inc. Supplemental Information - Revenue Analysis Second Quarter (Millions) (Unaudited)
				Components of Revenue Change
	Three Months Ended June 30,		%Change GAAP	Currency	Acquisitions/ Dispositions	Underlying	Underlying Revenue excluding
	2005	2004	Revenue	Impact	Impact	Revenue	MSA Impact
Risk and Insurance Services
Risk Management and Insurance Broking	$ 1,025	$ 1,242	(18)%	2%	--	(20)%	(8)%
Reinsurance Broking and Services	192	211	(9)%	2%	--	(11)%
Related Insurance Services	303	247	23%	--	6%	17%	14%

Total Risk and Insurance Services	1,520	1,700	(11)%	1%	1%	(13)%	(4)%

Risk Consulting & Technology	267	26	927%	--	958%	(31)%

Consulting
Human Resource Consulting	687	684	--	2%	--	(2)%	(1)%
Specialty Consulting	229	187	22%	3%	--	19%

	916	871	5%	3%	--	2%	3%
Reimbursed Expenses	47	40

Total Consulting	963	911	6%	3%	--	3%	4%

Investment Management	377	434	(13)%	--	--	(13)%

Total Operating Segments	3,127	3,071	2%	2%	9%	(9)%	(4)%
Corporate Eliminations	(31)	(43)

Total Revenue	$ 3,096	$ 3,028	2%	2%	9%	(9)%	(4)%

Segment Reclassification

MMC has reclassified prior period amounts to reflect organizational changes that affected MMC's reportable segments. The following changes are reflected in the segment data presented above:

Risk Consulting and Technology, a new reportable segment effective January 1, 2005, includes Kroll, Inc., which was acquired by MMC in July 2004 and portions of risk consulting business previously managed by Marsh.

Putnam's defined contribution administration business was transferred from Investment Management to Human Resource Consulting. Approximately 75% of the revenues earned by Mercer HR from this transferred business is paid by Putnam. Putnam receives fees for investment management and administrative services, which are recorded as revenue. A fee related to administrative services is recorded as an expense by Putnam and as revenue by Mercer HR. The inter-company revenue and expense are eliminated in consolidation.

Management of Marsh's U.S. employee benefits business was transferred from Risk Management and Insurance Broking to Human Resource Consulting.

Notes

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates. Underlying revenue for risk management and insurance broking decreased 20% in the second quarter, including a 12% decline related to market services agreements; and for the risk and insurance services segment underlying revenue decreased 13% in the second quarter including a 9% decline related to market services agreements.

Effective October 1, 2004 MMC agreed to eliminate contingent compensation agreements with insurers. 2005 results include market services revenue of $39 million related to collections of amounts earned on placements made prior to October 1, 2004, which had not previously been accrued.

Interest income on fiduciary funds amounted to $36 million and $30 million for the three months ended June 30, 2005 and 2004, respectively.

Marsh & McLennan Companies, Inc. Supplemental Information - Revenue Analysis Six Months (Millions) (Unaudited)
				Components of Revenue Change
	Six Months Ended June 30,		%Change GAAP	Currency	Acquisitions/ Dispositions	Underlying	Underlying Revenue excluding
	2005	2004	Revenue	Impact	Impact	Revenue	MSA Impact
Risk and Insurance Services
Risk Management and Insurance Broking	$ 2,116	$ 2,604	(19)%	2%	--	(21)%	(9)%
Reinsurance Broking and Services	474	494	(4)%	2%	--	(6)%
Related Insurance Services	597	480	24%	--	7%	17%	16%

Total Risk and Insurance Services	3,187	3,578	(11)%	2%	1%	(14)%	(5)%

Risk Consulting & Technology	531	52	930%	--	947%	(17)%

Consulting
Human Resource Consulting	1,354	1,362	(1)%	2%	--	(3)%	(2)%
Specialty Consulting	439	367	20%	3%	1%	16%

	1,793	1,729	4%	2%	--	2%	2%
Reimbursed Expenses	85	75

Total Consulting	1,878	1,804	4%	--	--	2%	2%

Investment Management	775	884	(12)%	--	--	(12)%

Total Operating Segments	6,371	6,318	1%	2%	8%	(9)%	(4)%
Corporate Eliminations	(93)	(94)

Total Revenue	$ 6,278	$ 6,224	1%	2%	8%	(9)%	(4)%

Segment Reclassification

MMC has reclassified prior period amounts to reflect organizational changes that affected MMC's reportable segments. The following changes are reflected in the segment data presented above:

Risk Consulting and Technology, a new reportable segment effective January 1, 2005, includes Kroll, Inc., which was acquired by MMC in July 2004 and the portions of the risk consulting business previously managed by Marsh.

Putnam's defined contribution administration business was transferred from Investment Management to Human Resources Consulting. Approximately 75% of the revenues earned by Mercer HR from this transferred business are paid by Putnam. Putnam receives fees for investment management and administrative services, which are recorded as revenue. A fee related to administrative services is recorded as an expense by Putnam and as revenue by Mercer HR. The inter-company revenue and expense are eliminated in consolidation.

Management of Marsh's U.S. employee benefits business was transferred from Risk Management and Insurance Broking to Human Resource Consulting.

Notes

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates. Underlying revenue for risk management and insurance broking decreased 21% in the first six months, including a 12% decline related to market services agreements; and for the risk and insurance services segment underlying revenue decreased 14% in the first six months including a 9% decline related to market services agreements.

Effective October 1, 2004 MMC agreed to eliminate contingent compensation agreements with insurers. 2005 results include market services revenue of $71 million related to collections of amounts earned on placements made prior to October 1, 2004, which had not previously been accrued.

Interest income on fiduciary funds amounted to $71 million and $59 million for the six months ended June 30, 2005 and 2004, respectively.

Marsh & McLennan Companies, Inc. Supplemental Information (Millions) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Income (Loss) Including Minority Interest Expense:
Risk and Insurance Services	$ 102	$ 423	$ 248	$ 1,028
Risk Consulting & Technology	33	5	70	9
Consulting	128	137	237	252
Investment Management	70	98	119	74
Corporate	(30)	(36)	(103)	36

	303	627	571	1,399

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services	2	4	5	7
Investment Management	1	1	2	(1)

	3	5	7	6

Operating Income	$ 306	$ 632	$ 578	$ 1,405

Segment Operating Margins:
Risk and Insurance Services	6.7%	24.9%	7.8%	28.7%
Risk Consulting & Technology	12.4%	19.2%	13.2%	17.3%
Consulting	13.3%	15.0%	12.6%	14.0%
Investment Management	18.6%	22.6%	15.4%	8.4%
Consolidated Operating Margin	9.9%	20.9%	9.2%	22.6%
Pretax Margin	7.9%	19.4%	7.3%	21.1%
Effective Tax Rate	30.7%	33.0%	32.7%	36.1%
Shares Outstanding at End of Period	534	521
Potential Minority Interest Associated with the Putnam
Equity Partnership Plan Net of Dividend Equivalent
Expense Related to MMC Common Stock Equivalents	$ --	$ --	$ --	$ (1)

Marsh & McLennan Companies, Inc. Supplemental Information - Putnam Assets Under Management (Billions) (Unaudited)
	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004

Mutual Funds:
Growth Equity	$ 33	$ 34	$ 38	$ 37	$ 41
Value Equity	39	40	41	39	41
Blend Equity	26	26	28	27	28
Fixed Income	34	35	36	37	38

Total Mutual Fund Assets	132	135	143	140	148

Institutional:
Equity	33	35	40	40	39
Fixed Income	30	29	30	29	26

Total Institutional Assets	63	64	70	69	65

Total Ending Assets	$ 195	$ 199	$ 213	$ 209	$ 213

Assets from Non-US Investors	$ 34	$ 35	$ 38	$ 36	$ 36

Average Assets Under Management:
Quarter-to-Date	$ 196	$ 204	$ 211	$ 209	$ 216

Year-to-Date	$ 200	$ 204	$ 217	$ 220	$ 225

Net Redemptions including
Dividends Reinvested: (a)
Quarter-to-Date	$(7.1)	$(9.7)	$(10.7)	$(10.5)	$(12.2)

Year-to-Date	$(16.8)	$(9.7)	$(51.0)	$(40.3)	$(29.8)

Impact of Market/Performance on Ending
Assets Under Management	$3.1	$(4.3)	$15.4	$ (2.1)	$ (1.4)

Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.

(a) Excludes the impact of the acquisition of PanAgora in July 2004, which increased reported assets under management by $8.2 billion.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures Quarter and Six Months Ended June 30, 2005 (Millions) (Unaudited)

NON-GAAP MEASURES: MMC believes that the investors' understanding of the results and operations is enhanced by the disclosure of additional non-GAAP financial information. A number of noteworthy items impacted operating income in 2005. MMC believes this schedule provides a concise analysis of the effects of these items. The amounts shown in the captions Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP measures.

	Risk & Insurance Services(a)	Risk Consulting & Technology	Consulting(a)	Investment Management	Corporate & Eliminations	Total

Quarter Ended Operating Income As Reported	$102	$33	$128	$ 70	$(30)	$ 303

Restructuring Charges	48	-	-	-	5	53

Other
Incremental Regulatory and Compliance (c)	10	-	-	-	(2)	8
Estimated Mutual Fund Reimbursement (d)	-	-	-	4	-	4
Employee Retention Awards	23	-	10	-	-	33
Other (e)	7	-	-	-	-	7

	40	-	10	4	(2)	52

Operating Income Adjustments	88	-	10	4	3	105

Operating Income As Adjusted	$190	$33	$138	$74	$(27)	$ 408

Operating Income Margin As Adjusted	12.5%	12.4%	14.3%	19.6%	N/A	13.2%

Six Months Ended Operating Income As Reported	$248	$70	$237	$ 119	$(103)	$ 571

Restructuring Charges (b)	144	-	-	-	54	198

Other
Incremental Regulatory and Compliance (c)	53	-	-	-	(19)	34
Estimated Mutual Fund Reimbursement (d)	-	-	-	34	-	34
Employee Retention Awards	38	-	20	-	-	58
Other (e)	10	-	-	-	(3)	7
Minority Interest	-	-	-	(1)	-	(1)

	101	-	20	33	(22)	132

Operating Income Adjustments	245	-	20	33	32	330

Operating Income As Adjusted	$493	$70	$257	$152	$(71)	$ 901

Operating Income Margin As Adjusted	15.5%	13.2%	13.7%	19.6%	N/A	14.4%

Reconciliation of the Impact of Non-GAAP Measures on Diluted Earnings Per Share

	Quarter Ended			Six Months Ended
Net Income, As Reported		$166			$300
Operating Income Adjustments	$105			$330
Tax Effect	40			119

		65			211

Net Income, As Adjusted		$231			$511
Average Diluted Shares Outstanding		538			537

Earnings Per Share, As Adjusted		$0.4	3		$0.9	5

(a) For the three months and six months ended June 30, 2005, market services revenue of $37 million and $68 million, respectively for Risk and Insurance Services, and $2 million and $3 million, respectively for the employee benefits business transferred to Mercer, is included in Operating Income As Reported and Operating Income As Adjusted.

(b) Corporate expenses in 2005 primarily included restructuring charges of $49 million related to the consolidation of office space in London. Because the office space consolidation was driven by MMC to benefit its London operations as a whole, rather than any particular operating company, the related charge was recorded in corporate expenses.

(c) Regulatory and compliance costs in the risk and insurance services segment include professional services provided by other MMC companies. The inter-company amounts are eliminated in corporate.

(d) Represents estimated costs that Putnam believes will be necessary to address issues relating to the calculation of certain amounts paid by the Putnam mutual funds in previous years. The previous payments were cost reimbursements by the Putnam mutual funds to Putnam for transfer agency services related to defined contribution operations.

(e) Other primarily reflects accelerated leasehold amortization and gain on the sale of the corporate jet.

Marsh & McLennan Companies, Inc. Reconciliation of Non-GAAP Measures Quarter and Six Months Ended June 30, 2004 (Millions) (Unaudited)

NON-GAAP MEASURES: MMC believes that the investors' understanding of the results and operations is enhanced by the disclosure of additional non-GAAP financial information. A number of noteworthy items impacted operating income in 2004. MMC believes this schedule provides a concise analysis of the effects of these items. The amounts shown in the captions Operating Income As Adjusted and Operating Income Margin As Adjusted are non-GAAP measures.

	Risk & Insurance Services(a)	Risk Consulting & Technology	Consulting	Investment Management	Corporate & Eliminations	Total

Quarter Ended Operating Income As Reported	$423	$5	$137	$ 98	$(36)	$ 627

Other
Severance	9	-	-	26	-	35
Incremental Regulatory and Compliance	-	-	-	15	-	15
Executive Comp Credit	-	-	-	(25)	-	(25)
Gain on Sale of Italian Venture	-	-	-	(38)	-	(38)
Communications	-	-	-	9	-	9
Other	-	-	-	9	-	9
Minority Interest	-	-	-	(1)	-	(1)

Operating Income Adjustments	9	-	-	(5)	-	4

Operating Income As Adjusted	$432	$5	$137	$93	$(36)	$ 631

Operating Income Margin As Adjusted	25.4%	19.2%	15.0%	23.5%	N/A	21.1%

Six Months Ended Operating Income As Reported	$1,028	$9	$252	$ 74	$36	$1,399

Settlements (b)	-	-	-	$ 100	$(105)	$(5)

Other
Severance	16	-	11	51	-	78
Incremental Regulatory and Compliance	-	-	-	29	-	29
Executive Comp Credit	-	-	-	(25)	-	(25)
Gain on Sale of Italian Venture	-	-	-	(38)	-	(38)
Communications	-	-	-	15	-	15
Other	-	-	-	4	-	4
Minority Interest	-	-	-	(6)	-	(6)

	16	-	11	30	-	57

Operating Income Adjustments	16	-	11	130	(105)	52

Operating Income As Adjusted	$1,044	$9	$263	$204	$(69)	$1,451

Operating Income Margin As Adjusted	29.2%	17.3%	14.6%	24.1%	N/A	23.5%

Reconciliation of the Impact of Non-GAAP Measures on Diluted Earnings Per Share

	Quarter Ended		Six Months Ended
Net Income, As Reported		$389		$835
Operating Income Adjustments	$ 4		$ 52
Tax Effect (Credit) (c)	2		(23)

		2		75

Net Income, As Adjusted		$391		$910
Average Diluted Shares Outstanding		534		537

Earnings Per Share, As Adjusted		$0.73		$1.69

(a) For the three months and six months ended June 30, 2004, market services revenue of $202 million and $408 million, respectively for Risk and Insurance Services, and $9 million and $14 million, respectively for the employee benefits business transferred to Mercer, is included in Operating Income As Reported and Operating Income As Adjusted.

(b) Settlements include Putnam's Settlements with the SEC and State of Massachusetts and the final insurance settlement related to WTC in Corporate.

(c) Reflects non-deductible Putnam settlement, credit related to insurance settlement at 40% tax rate and other charges and credit at 33% tax rate.

Marsh & McLennan Companies, Inc. Supplemental Information - Segment Reclassifications (Millions) (Unaudited)

Segment Reclassification

MMC has reclassified prior period amounts to reflect the transfer of Marsh's U.S. employee benefits business from Risk Management and Insurance Broking to Human Resource Consulting. This change is reflected in the segment data below.

Amounts included under the "As Previously Reported" caption include segment reclassifications previously disclosed with MMC's first quarter earnings release and in MMC's Form 8-K, dated June 28, 2005.

Revenue: The table below reflects the impact on previously reported segment revenue resulting from changes in business segments.

	Three Months Ended					Year Ended
	March 31, 2005	March 31, 2004	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	Dec. 31, 2004
Risk and Insurance Services
As Previously Reported	$ 1,748	$ 1,967	$ 1,789	$ 1,555	$ 1,570	$ 6,881
Employee Benefits Business (a)	(81)	(89)	(89)	(83)	(81)	(342)

	$ 1,667	$ 1,878	$ 1,700	$ 1,472	$ 1,489	$ 6,539

Consulting
Human Resource Consulting, As Previously
Reported	$ 586	$ 589	$ 595	$ 583	$ 559	$ 2,326
Employee Benefits Business (a)	81	89	89	83	81	342

	667	678	684	666	640	2,668
Specialty Consulting, As Previously Reported	210	180	187	192	215	774

	877	858	871	858	855	3,442
Reimbursed Expenses	38	35	40	39	45	159

	$ 915	$ 893	$ 911	$ 897	$ 900	$ 3,601

(a) The Employee Benefits revenue includes the following amounts of market services revenue:
	$ 1	$ 5	$ 9	$ 3	$ 3	$ 20

Operating Income: The table below reflects the impact on previously reported segment operating income resulting from changes in business segments.

	Three Months Ended					Year Ended
	March 31, 2005	March 31, 2004	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	Dec. 31, 2004
Risk and Insurance Services
As Previously Reported	$ 171	$ 633	$ 450	$ (36)	$ (860)	$ 187
Employee Benefits Business	(25)	(28)	(27)	(25)	(22)	(102)

	$ 146	$ 605	$ 423	$ (61)	$ (882)	$ 85

Consulting
As Previously Reported	$ 84	$ 87	$ 110	$ 106	$ 19	$ 322
Employee Benefits Business	25	28	27	25	22	102

	$109	$115	$137	$131	$41	$424

Marsh & McLennan Companies, Inc. Consolidated Balance Sheets (Millions) (Unaudited)
	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$856	$1,396
Net receivables	2,910	2,890
Other current assets	260	601

Total current assets	4,026	4,887
Goodwill and intangible assets	8,069	8,139
Fixed assets, net	1,268	1,387
Long-term investments	331	558
Prepaid pension	1,358	1,394
Other assets	2,080	1,972

	$17,132	$18,337

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$364	$636
Accounts payable and accrued liabilities	1,798	1,834
Regulatory settlements - current portion	311	394
Accrued compensation and employee benefits	1,161	1,591
Accrued income taxes	179	280
Dividends payable	92	--

Total current liabilities	3,905	4,735
Fiduciary liabilities	4,253	4,136
Less - cash and investments held in
a fiduciary capacity	(4,283)	(4,136)

	--	--
Long-term debt	4,689	4,691
Regulatory settlements	340	595
Pension, postretirement and postemployment benefits	1,361	1,333
Other liabilities	1,829	1,927
Total stockholders' equity	5,008	5,056

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,132	$18,337